POWER OF ATTORNEY KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Gina Mastantuono, Hossein Nowbar and Hagen Ganem and, for the limited purpose set forth in paragraph 5 below, ServiceNow, Inc.’s (the “Company") Corporate Secretary and staff, each of them, his/her true and lawful attorney-in-fact to: (1) prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as a representative of the Company and submit to the Securities and Exchange Commission (“SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; (2) execute for and on behalf of the undersigned, in the undersigned’s capacity as a representative of the Company, any and all Form 3, 4 or 5 reports required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules thereunder with respect to transactions in securities of the Company; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 report and timely file such report with the SEC and any stock exchange or similar authority; (4) obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party to release any such information to the attorney-in-fact; (5) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable, and to complete and execute any requests, forms or documents, including without limitation completing, executing and submitting an application for or updates to the undersigned’s EDGAR access codes and passphrase, discussing the undersigned’s EDGAR access codes with the SEC, acting as account administrators to access and manage the undersigned’s EDGAR Next account dashboard, delegating the authority to file any forms required pursuant to Section 16(a) to lawfully authorized users, delegated users, and delegated administrators on EDGAR Next, and timely submit or file such documents with the SEC, in connection with the maintenance of the undersigned’s EDGAR access codes; and (6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

May 21